                                    SIGNATURE

        After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this
Form 5 is true, complete and correct.

Dated: March 27, 2012

                                        INVESTMENT CORPORATION OF DUBAI

                                        By:    /s/Khalifa Al Daboos
                                               ---------------------------------
                                        Name:  Khalifa Al Dagoos
                                        Title: Director

                                        BORSE DUBAI LIMITED

                                        By:    /s/Essa Kazim
                                               ---------------------------------
                                        Name:  Essa Kazim
                                        Title: Chairman

                                        By:    /s/ Abdulaziz Al Muhairi
                                               ---------------------------------
                                        Name:  Abdulaziz Al Muhairi
                                        Title: Director